Exhibit 10.2

Third AMENDMENT TO THE EMPLOYMENT AGREEMENT

This Third Amendment to the Employment Agreement (the “3rd Amendment”) is entered into by and between QS Energy, Inc. a Nevada corporation (“Employer”) and Jason Lane (“Employee”) (collectively, the “Parties”), effective as of November 15, 2019 (the “Effective Date”).

RECITALS

A.	Effective as of April 1, 2017, the Employer and Employee entered into an Employment Agreement, as amended, by mutual agreement of the parties on November 12, 2017 (the “Employment Agreement”);

B.	Effective as of April 1, 2019, in the Second Amendment to the Employment Agreement, the Employer and Employee agreed to an extension of the Employment Agreement for an additional three months, extending the term of the Employment Agreement until June 1, 2019;

C.	Since June 1, 2019, both the Employer and Employee have been operating consistent with the terms of the Employment Agreement, as amended, on a month-to-month basis;

D.	It is now the desire of Employer and Employee to further amend the Employment Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth, the Parties agree as follows:

I.	Section 3 of the Employment Agreement is hereby amended and restated as follows:

Term of Employment. Subject to earlier termination as provided in the Employment Agreement or as may be mutually agreed upon by the Parties, Employee hereby agrees to continue to be employed by Employer until February 15, 2020 (“Term”) beginning on the Effective Date of this Agreement, and Employer hereby agrees to employ Employee during such Term.

II.	Section 4.1 of the Employment Agreement is hereby amended and restated as follows:

Base Salary. Employee shall not receive any cash compensation during the Term.

III.	Section 4.2 of the Employment Agreement is hereby amended and restated as follows:

Options. As an inducement to Employee to agree to his employment with Employer pursuant to the terms and conditions of this Agreement, as amended Employer agrees to issue to Employee options to purchase 300,000 shares of restricted common stock of the Company (the “Options”) The Options shall vest pursuant to a three (3) month vesting schedule, with 100,000 Options each vesting during the Term on each monthly anniversary date of the Effective Date. All of the Options shall be priced as of market price at the close of market on November 15, 2019. Notwithstanding the foregoing, if this Agreement is terminated for any reason, except for termination by Employer Without Cause (defined below), all unvested Options shall terminate and be of no force or effect. The Options shall expire ten (10) years from the date hereof, and shall be of no force or effect thereafter. In connection with Employee’s agreement to accept the Options hereunder, Employee agrees and acknowledges the following:

(i)       Employee is aware of Employer’s business affairs and financial condition, and has been advised to review Employer’s SEC filings, which may be accessed online at www.sec.gov. Employee has had an opportunity to ask questions and receive answers from Employer regarding its business and the Options.

(ii)      Employee acknowledges that the acceptance of the Options involves a high degree of risk, and that the stock to be issued in connection therewith may need to be held for an indefinite period of time.

(iii)     Employee acknowledges that he is acquiring the Options for his personal account, for investment purposes only, and not with a view to or for resale in connection with any distribution of the Options. Employee also understands that the Options and the shares to be issued in connection with the Options will not be registered under federal or state securities laws by reason of specific exemptions thereunder.

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(iv)       Employee understands that the Options to be issued and shares to be issued in connection therewith are “restricted securities” under applicable federal securities laws and that Employee may dispose of the shares only pursuant to an effective registration statement under federal securities laws or exemption therefrom.

IV.	If there are any inconsistencies between the Employment Agreement and this 3rd Amendment, the terms and conditions of this 3rd Amendment shall control.

V.	Except for the changes set forth in this 3rd Amendment, all terms and conditions in the Employment Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

“EMPLOYER”

QS ENERGY, INC.

Date:	By:
Michael McMullen, CFO

“EMPLOYEE”

Date:
Jason Lane

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